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                                                                      Exhibit 11

                              KAYDON CORPORATION
          CALCULATION OF PRIMARY AND FULLY DILUTED EARNINGS PER SHARE
        THREE MONTHS AND SIX MONTHS ENDED JULY 1, 1995 AND JULY 2, 1994
--------------------------------------------------------------------------------


                                                    THREE MONTHS ENDED                      SIX MONTHS ENDED
                                             July 1, 1995       July 2, 1994         July 1, 1995       July 2, 1994
                                             ------------       ------------         ------------       ------------
Primary Earnings Per Share:
--------------------------

Net income                                    $ 9,715,000        $ 8,023,000          $18,751,000        $13,215,000
                                              -----------        -----------          -----------        -----------

Weighted average common
 shares outstanding                            16,695,000         16,690,000           16,695,000         16,690,000

Net common shares issuable in respect
 to common stock equivalents, with
 a dilutive effect                                 81,000             47,000               57,000             39,000
                                              -----------        -----------          -----------        -----------

Total weighted average common and
 common share equivalents                      16,776,000         16,737,000           16,752,000         16,729,000

Primary earnings per common share             $      0.58        $      0.48          $      1.12        $      0.79




Fully Diluted Earnings Per Share:
--------------------------------

Net income                                     $9,715,000         $8,023,000          $18,751,000        $13,215,000
                                              -----------        -----------          -----------        -----------

Weighted average common
 shares outstanding                            16,695,000         16,690,000           16,695,000         16,690,000

Net common shares issuable in respect
 to common stock equivalents, with
 a dilutive effect                                 94,000             47,000               67,000             48,000
                                              -----------        -----------          -----------        -----------

Total weighted average common and
 common share equivalents                      16,789,000         16,737,000           16,762,000         16,738,000

Fully diluted earnings per common share       $      0.58        $      0.48          $      1.12        $      0.79





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